UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2017

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	47-3149295
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121/34, RS Tower, 8th Floor Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District, Bangkok, Thailand
(Address of principal executive offices)

+662-248-2436
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2017, IWeb Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate”) with the Secretary of State for the State of Nevada to amend its articles of incorporation to (i) increase the Company’s authorized shares of common stock, par value $0.0001 per share, from 75,000,000 to 150,000,000 shares and (ii) authorize the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.0001 per share, effective immediately (the “Amendment”). The Amendment was approved by the Company’s Board of Directors (the “Board”) and by shareholders holding a majority of the Company’s issued and outstanding capital stock effective on June 28, 2017. The Amendment does not affect the rights of the Company’s existing shareholders.

A copy of the Amendment, as filed with the Secretary of State for the State of Nevada, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Amendment to the Articles of Incorporation of IWeb Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb Inc.

Date: August 22, 2017	By:	/s/ Wai Hok Fung
Wai Hok Fung
President